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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANTAGE MARKETING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1323256 (I.R.S. Employer Identification No.)
2601 Northwest Expressway, Suite 1210W Oklahoma City, Oklahoma 73112-7293 (Address of registrant's principal executive offices)

ADVANTAGE MARKETING SYSTEMS, INC.
2003 STOCK INCENTIVE PLAN
(Full title of the plan)

Mr. John W. Hail
Chairman of the Board and Chief Executive Officer
Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112-7293
(405) 842-0131
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
David J. Ketelsleger, Esq.
McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
Oklahoma City, Oklahoma 73102
(405) 235-9621

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*

Common Stock, $.0001 par value	2,000,000	$2.56	$5,120,000	$414.21

*
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Advantage Marketing Systems, Inc. common stock as reported on the American Stock Exchange on September 17, 2003.

        This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Advantage Marketing Systems, Inc. common stock, $.0001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information concerning the Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan specified in Part I will be sent or given to employees as specified by Rule 428(b)(1), and can be obtained by calling our office at (405) 842-0131 or by writing us at Advantage Marketing Systems, Inc., 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293, Attention: Reggie Cook. These documents are not filed as part of this registration statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        We incorporate by reference into this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission:

          (1)   Our Annual Report on Form 10-K for the year ended December 31, 2002.

          (2)   Our quarterly report on Form 10-Q for the period ended March 31, 2003.

          (3)   Our quarterly report on Form 10-Q for the period ended June 30, 2003.

          (4)   Our current reports on Form 8-K filed on February 7, and August 1, 2003.

          (5)   The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on June 9, 1999, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the shares of our common stock covered by this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 1031 of the Oklahoma General Corporation Act, under which act we are incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Twelfth of our Amended and Restated Certificate of Incorporation, as well as Article IX of our Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

  4.1
  Certificate of Incorporation (incorporated by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998).

  4.2
  Bylaws (incorporated by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998).

  5*
  Opinion of McAfee & Taft A Professional Corporation.

  15*
  Letter from Grant Thornton LLP as to Unaudited Interim Financial Information.

  23.1*
  Consent of Grant Thornton LLP.

  23.2*
  Consent of Deloitte & Touche LLP.

  23.3*
  Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5).

  24*
  Power of Attorney (included on signature page).

  99
  Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan (incorporated by reference to Appendix A to registrant's Proxy Statement for year ended December 31, 2002).

*
Filed herewith.

ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

        2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 24th day of September, 2003.

(Registrant)	ADVANTAGE MARKETING SYSTEMS, INC.
	By:	/s/ JOHN W. HAIL John W. Hail, Chairman of the Board and Chief Executive Officer

        We, the undersigned officers and directors of Advantage Marketing Systems, Inc. (hereinafter the "Company"), hereby severally constitute John W. Hail and Reggie Cook, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title		Date

/s/ JOHN W. HAIL John W. Hail	Chairman of the Board, Chief Executive Officer and Director	) )
)
/s/ REGGIE COOK Reggie Cook	Chief Financial Officer (principal financial and accounting officer) and Director	) )
)
/s/ DAVID D' ARCANGELO David D' Arcangelo	Director	) )
)
/s/ HARLAND C. STONECIPHER Harland C. Stonecipher	Director	) )	September 24, 2003
)
/s/ M. THOMAS BUXTON III M. Thomas Buxton III	Director	) )
)
/s/ STEVEN M. DICKEY Steven M. Dickey	Director	) )
)
/s/ STEVEN R. HAGUE Steven R. Hague	Director	) )

INDEX TO EXHIBITS

4.1
Certificate of Incorporation (incorporated by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998).

4.2
Bylaws (incorporated by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998).

5*
Opinion of McAfee & Taft A Professional Corporation.

15*
Letter from Grant Thornton LLP as to Unaudited Interim Financial Information.

23.1*
Consent of Grant Thornton LLP.

23.2*
Consent of Deloitte & Touche LLP.

23.3*
Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5).

24*
Power of Attorney (included on signature page).

99
Advantage Marketing Systems, Inc. 2003 Stock Incentive Plan (incorporated by reference to Appendix A to registrant's Proxy Statement for year ended December 31, 2002).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS